Exhibit 10.7
Bisco Industries, Inc.
Note Agreement
As of XXXXXXXXXX
This Note, as of XXXXXXXX, is by and between Bisco Industries, Inc. (“Bisco”) and Eaco Corporation (“Eaco”) for the purposes of supplying short-term funding due to current circumstances relating to obligations Eaco must meet.
Bisco will loan Eaco the sum of XXXXXX and zero cents ($XXXXXX).
In consideration of the above amount, Eaco will pay Bisco a processing fee of .75% of the amount, totaling $XXXXX
Interest on the outstanding principal amount will accrue at 7.5% per annum. Any and all repayments of the note will first be applied to interest, with the remainder, if any, being applied to principal.
There will be no regularly scheduled payments due with this note. Payments will be made at the sole discretion of Eaco. However, the intent of this note if for a short-term infusion of capital and any and all outstanding amounts after six months from the date of this note are due and payable, immediately.
Agreed:
Eaco Corporation

Glen Ceiley, CEO	Date

Bisco Industries, Inc.

Glen Ceiley, CEO	Date
**(Note taken for XXXXXXXXXXXXXXXXXXXXX)**